Exhibit 99

Investor Contact:	Kenneth R. Bowling	Media Contact:	Teresa A. Huffman
	Chief Financial Officer		Senior Vice President, Human Resources
	336-881-5630		336-889-5161

CULP ANNOUNCES RESULTS FOR THIRD QUARTER FISCAL 2022

HIGH POINT, N.C. (March 2, 2022) ─ Culp, Inc. (NYSE: CULP) (together with its consolidated subsidiaries, “CULP”) today reported financial and operating results for the third quarter ended January 30, 2022.

Fiscal 2022 Third Quarter Financial Summary

▪

Net sales were $80.3 million, up 1.2 percent over the prior-year period, with mattress fabrics sales down 0.4 percent and upholstery fabrics sales up 2.7 percent compared with the third quarter of last year.

▪	Income from operations (operating income) was near expectations at $1.1 million, as compared with income from operations of $4.0 million for the prior-year period.
▪

Net loss was $(289,000), or $(0.02) per diluted share, compared with net income of $2.1 million, or $0.17 per diluted share, for the prior-year period.  Net loss and earnings per diluted share for the third quarter of fiscal 2022 were significantly impacted by an abnormally high tax rate due to the company’s mix of income between the U.S. and its foreign jurisdictions for the quarter.

▪

The company’s financial position reflected total cash and investments of $22.2 million and no outstanding borrowings as of January 30, 2022.  (See summary of cash and investments table at the back of this press release.)

▪

The company announced a quarterly cash dividend of 11.5 cents per share, payable in April 2022.  At an annual indicated dividend of 46 cents per share, the yield is 5.67 percent, based upon yesterday’s closing stock price of $8.11 per share.

▪	Through the first nine months of fiscal 2022, the company has returned $5.9 million to shareholders through quarterly dividends and share repurchases.

Financial Outlook

▪

Although CULP is well positioned over the long term with its product-driven strategy and flexible global platform, the company continues to navigate near-term uncertainty in the macroeconomic environment, including significant inflationary pressures, a challenging labor market, fluctuation in foreign currency exchange rates, and customer supply chain disruption.

▪

The company’s net sales for the fourth quarter of fiscal 2022 are expected to be slightly lower as compared to the fourth quarter of fiscal 2021.  The company’s consolidated operating income (income from operations) for the fourth quarter of fiscal 2022 is expected to be comparable to the fourth quarter of fiscal 2021.

▪

The company’s expectations for the fourth quarter of fiscal 2022 are based on information available at the time of this press release and reflect certain assumptions by management regarding the company’s business and trends and the projected impact of the ongoing headwinds.  The outlook assumes there will be no further pandemic-related shutdowns or material disruption, including due to new variants or employee absenteeism, and further assumes no greater-than-expected changes in freight and raw material costs, foreign currency exchange rates, labor availability, recent consumer trends, world events (including the Russia-Ukraine war), or other circumstances beyond the company’s control.

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

Commenting on the results, Iv Culp, president and chief executive officer of Culp, Inc., said, “As expected, the third quarter was significantly challenged by a convergence of factors that affected our sales and operating performance. While sales were generally in line with expectations and reflected stable demand for our products as compared to the prior-year period, revenue for our mattress fabric segment was affected by a variety of factors, including lower demand for sewn mattress covers due to high customer inventory levels; customer delays of new product rollouts; and some weakening in the U.S. mattress industry due to traditional seasonal slowdowns, the impact of the Omicron variant, and inflationary pressures affecting consumer spending.

“With respect to our operating performance, profitability was pressured more than expected, particularly for our mattress fabrics business.  We incurred operating inefficiencies within our mattress fabrics global platform due to an unfavorable product mix impacting our U.S. and Canadian locations.  Also, the continued rapid rise in freight, raw material, and labor costs, as well as ongoing labor challenges, affected profitability for the quarter.  While additional pricing action was taken during the third quarter to help further offset inflationary pressures to some extent, we did not receive the full benefit of those actions throughout the quarter due to the timing of implementation.

“Despite the headwinds, the fundamentals of our business remain solid, and we have the financial strength to support our business in the current environment.  In each of our segments, we continue to execute our product-driven strategy with an emphasis on design creativity, innovation, and servicing the evolving needs of our customers.  Our diversified global platform and robust supply chain have enabled us to meet our customer delivery commitments in the face of numerous challenges, and we are well positioned to capitalize on planned new programs and expanding market opportunities.  Notably, we opened our new Haiti facility during the third quarter, which will allow us to expand our near-shore capacity for cut and sewn upholstery kits to support future growth and build supply chain resiliency.

“We have also made considerable investments in our business during the past nine months, including a third cut and sew facility in Haiti, a new innovation campus in High Point, North Carolina, and higher inventory balances to protect against supply chain disruption, support our valued customers, and get ahead of rising raw material costs.  As a result of these strategic investments, our cash position has declined during fiscal 2022, but we now expect our cash position to stabilize during the fourth quarter.  Importantly, while it is always our intent and desire to grow our revenues and profits, we understand that we are facing an uncertain demand and cost environment.  We will be laser focused on generating cash and keeping our expense structure in line with current demand trends.

“Looking ahead, we expect the current pressures to continue near-term, but we are assertively working to mitigate these challenges.  We have additional pricing actions taking effect in both of our businesses during the fourth quarter to help further offset rising costs.  We are also focused on controlling costs; diligently managing and capitalizing on our strategic investment in inventory; retaining existing and newly trained employees; and improving our operating efficiencies.  Our market position remains solid with new planned placements and product development opportunities, and we expect to see a more normalized product mix in our business during the fourth quarter.

“I remain very optimistic about CULP’s future as we continue to demonstrate the competitive strength of our innovative product offerings and diversified global platform.  We look forward to the opportunities ahead to deliver long-term profitable growth and value for our shareholders,” added Culp.

Segment Update

Mattress Fabrics Segment

Sales for this segment were $38.4 million for the third quarter, down 0.4 percent compared with sales of $38.6 million in the third quarter of fiscal 2021.

“Our third quarter results reflected ongoing headwinds pressuring profitability more than anticipated,” said Sandy Brown, president of the company’s mattress fabrics division.  “Sales for the quarter, which included pricing and surcharge actions that were in effect during the period, were relatively stable as compared to the third quarter of fiscal 2021.  However, top line performance was tempered by significant weakness in mattress cover sales as our customers continued to work through their existing inventory levels, as well as customer delays in launching new products.  Sales were also affected by traditional seasonal slowdowns over the holidays, the widespread resurgence of COVID, the impact of inflationary pressures on consumer spending, and weather disruptions at some of our facilities.

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

“Our operating performance for the third quarter of fiscal 2022 was significantly pressured by operating inefficiencies within our global platform due to an unfavorable product mix impacting our U.S. and Canadian locations.  Operating performance was also affected by higher freight, raw material, and labor costs; ongoing labor challenges, including inefficiencies due to hiring and training new employees in the U.S. and Canada and record levels of COVID absenteeism in January; and inefficiencies due to normal holiday shutdowns at certain of our locations.

“Despite the convergence of near-term headwinds, we remained focused on product innovation, creative designs, and personalized customer attention.  We had a very favorable showing at the recent Las Vegas market, and we are excited about the positive response from customers.  Also, the strength and flexibility of our global manufacturing and sourcing operations enabled us to support the evolving needs of our customers throughout the quarter.  This platform continues to provide us with a competitive advantage for opportunities to expand our market reach across new and existing customers.  Additionally, while we experienced lower demand in our mattress cover business during the quarter, we firmly believe our on-shore, near-shore, and off-shore supply chain strategy, as well as our fabric-to-cover model, remains a preferred platform for sewn mattress cover customers.

“Looking ahead, we are enthusiastic about our strong new placements and product development opportunities for fiscal 2023.  However, some weakening in the domestic mattress industry may impact demand and lead to additional temporary delays of new product rollouts.  Rising costs also continue to pressure our profitability, but we took selective pricing action during the third quarter, and we are implementing additional targeted price increases during the fourth quarter to further mitigate these higher costs.  We also expect a more normalized product mix during the fourth quarter, and we remain committed to controlling costs, managing and reducing our inventory, retaining talent, and improving our operating efficiencies,” added Brown.

Upholstery Fabrics Segment

Sales for this segment were $41.9 million for the third quarter, up 2.7 percent compared with sales of $40.7 million in the third quarter of fiscal 2021.

“We were pleased by the better-than-expected growth in our sales for the third quarter,” said Boyd Chumbley, president of the company’s upholstery fabrics division.  “This was driven by solid demand for our products, even when compared to an especially strong sales performance during the prior-year period.  Demand remained well above pre-pandemic levels, and we continued to benefit from our robust platform in Asia, our stable, long-term supplier relationships, and the success of our product innovation strategy, including the continued popularity of our LiveSmart® portfolio of performance products.  Our sales results were also supplemented by the pricing and surcharge actions that were effective during the quarter.

“Our operating performance for the third quarter of fiscal 2022 reflected meaningful sequential improvement as compared to the second quarter of fiscal 2022.  However, as compared to the prior-year period, our results reflected higher freight and raw material costs, start-up costs for our new Haiti facility, unfavorable foreign currency fluctuations in China, and a lower contribution from our Read Window Products business.  We took additional pricing action during the third quarter to help cover a portion of the continued rise in our operating costs, and this action began to favorably impact our results during the latter part of the quarter.  Although the temporary cost-price lag affected operating performance for the third quarter, we will benefit during the fourth quarter from the full realization of this additional pricing action.

“Top line performance in our hospitality business continued to recover from pandemic-related impacts during the third quarter, with higher sales in both our hospitality/contract fabric business and our Read Window Products business.  We were also excited to open our new Haiti facility during the third quarter.  Although the ramp up for this facility has taken longer than expected due to travel restrictions that delayed our training timeline, we are pleased to have commenced product shipments in January, and we look forward to increasing production and reducing start-up costs over the upcoming months.

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

“Looking ahead, we expect that current near-term headwinds, including inflationary conditions, labor availability in our U.S. operations, and customer supply chain constraints, may continue to pressure our results during the fourth quarter.  We also expect a slowdown in new business for the residential home furnishings industry, as compared to the peak experienced during the post-COVID stay-at-home surge, which may temper the level of growth in sales for our residential fabric products.  Additionally, our sales and operating performance for the fourth quarter, as compared sequentially to the third quarter, will be affected by the timing of the Chinese New Year holiday, which falls substantially within the fourth quarter.  Despite these external conditions, we remain encouraged by generally favorable demand trends.  We are confident in our ability to navigate these pressures as we leverage our product-driven strategy and innovative products, along with our flexible Asian platform, stable supply chain partners, and expanded capacity in Haiti, to sustain our competitive advantage and expand our market reach.  We are well positioned for the long term, and we look forward to the opportunities ahead as we continue to support our valued customers,” added Chumbley.

Balance Sheet

“We remain focused on maintaining a strong financial position and disciplined execution of our capital allocation strategy during these uncertain times,” added Ken Bowling, executive vice president and chief financial officer of Culp, Inc.  “Over the course of this fiscal year, we have strategically committed significant funds for organic investment in our business to positively position CULP for future growth as external conditions normalize. As of January 30, 2022, we reported $22.2 million in total cash and investments and no debt outstanding under our $30 million unsecured line of credit.  This compares with $46.9 million in total cash and investments and no outstanding debt as of the end of fiscal 2021.  Notably, as mentioned earlier, we expect our cash position to stabilize during the fourth quarter of fiscal 2022.

“Our cash flow from operations and free cash flow were $(12.4) million and $(18.5) million, respectively, for the first nine months of fiscal 2022.  (See reconciliation table at the back of this press release.)  As we continue to invest in our business, our cash flow from operations and free cash flow during the first nine months of this fiscal year were affected by the following uses of cash:  (i) an investment of $17.1 million in higher inventory levels to protect against supply chain disruption and support our valued customers, to get ahead of rising raw material costs, and to strategically improve our in-stock position ahead of the Chinese New Year holiday; (ii) $5.3 million investment in capital expenditures, including expenditures for machinery, equipment, and IT investments, as well as expenditures related to our new innovation campus; (iii) $1.9 million in payments for the new building lease and startup expenses associated with our Haiti upholstery cut and sew operation; and (iv) increased accounts payable payments related to our return to normal credit terms as opposed to the extended terms previously granted in response to the COVID-19 pandemic.

“Additionally, during the first nine months of fiscal 2022, we paid $4.1 million in regular quarterly dividends and spent $1.8 million on share repurchases.”

Dividends and Share Repurchases

The company announced that its Board of Directors has approved the payment of a quarterly cash dividend of 11.5 cents per share. This compares with 11 cents per share paid for the same period last year, reflecting an increase of five percent.  At an annual indicated dividend of 46 cents per share, the yield is 5.67 percent, based upon yesterday’s closing stock price of $8.11 per share.  The next quarterly payment will be made on April 19, 2022, to shareholders of record as of April 11, 2022.

The company did not repurchase any shares during the third quarter of fiscal 2022, leaving approximately $3.2 million available under the current share repurchase program as of January 30, 2022.

Conference Call

Culp, Inc. will hold a conference call to discuss financial results for the third quarter of fiscal 2022 on March 3, 2022, at 11:00 a.m. Eastern Time.  A live webcast of this call can be accessed under the “Upcoming Events” section on the investor relations page of the company’s website, www.culp.com.  A replay of the webcast will be available for 30 days under the “Past Events” section on the investor relations page of the company’s website, beginning at 2:00 p.m. Eastern Time on March 3, 2022.

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

About the Company

Culp, Inc. is one of the world’s largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture.  The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers.  Culp has manufacturing and sourcing capabilities located in the United States, Canada, China, Haiti, Turkey, and Vietnam.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise.  Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, public health epidemics, or future developments.  There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on our business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely.  The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations.  Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products.  Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States.  Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places.  Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets.  The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic currently affecting countries around the world, could also adversely affect our operations and financial performance.  In addition, the impact of potential goodwill or intangible asset impairments could affect our financial results.  Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Finally, disruption in our customers’ supply chains for non-fabric components may cause declines in new orders and/or delayed shipping of existing orders while our customers wait for other components, which could adversely affect our financial results.  Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

CULP, INC.

CONSOLIDATED STATEMENTS OF NET (LOSS) INCOME

FOR THREE MONTHS ENDED JANUARY 30, 2022, AND JANUARY 31, 2021

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	THREE MONTHS ENDED
	Amount			Percent of Sales

	January 30,	January 31,	% Over	January 30,	January 31,
	2022	2021	(Under)	2022	2021
Net sales	$80,291	79,341	1.2%	100.0%	100.0%
Cost of sales	(71,181)	(65,469)	8.7%	88.7%	82.5%
Gross profit	9,110	13,872	(34.3)%	11.3%	17.5%
Selling, general and administrative expenses	(8,007)	(9,835)	(18.6)%	10.0%	12.4%
Income from operations	1,103	4,037	(72.7)%	1.4%	5.1%
Interest income	214	90	137.8%	0.3%	0.1%
Other expense	(322)	(1,010)	(68.1)%	0.4%	1.3%
Income before income taxes	995	3,117	(68.1)%	1.2%	3.9%
Income tax expense (1)	(1,284)	(899)	42.8%	129.0%	28.8%
Loss from investment in unconsolidated joint venture	—	(136)	(100.0)%	0.0%	(0.2)%
Net (loss) income	(289)	2,082	(113.9)%	(0.4)%	2.6%

Net (loss) income per share - basic	$(0.02)	$0.17	(114.0)%
Net (loss) income per share - diluted	$(0.02)	$0.17	(114.1)%
Average shares outstanding-basic	12,212	12,305	(0.8)%
Average shares outstanding-diluted	12,212	12,369	(1.3)%

Notes

(1)	Percent of sales column for income tax expense is calculated as a % of income before income taxes.

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

CULP, INC.

CONSOLIDATED STATEMENTS OF NET INCOME

FOR NINE MONTHS ENDED JANUARY 30, 2022, AND JANUARY 31, 2021

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	NINE MONTHS ENDED
	Amount			Percent of Sales
		(2)
	January 30,	January 31,	% Over	January 30,	January 31,
	2022	2021	(Under)	2022	2021
Net sales	$237,899	220,656	7.8%	100.0%	100.0%
Cost of sales	(205,563)	(182,621)	12.6%	86.4%	82.8%
Gross profit	32,336	38,035	(15.0)%	13.6%	17.2%
Selling, general and administrative expenses	(26,275)	(27,597)	(4.8)%	11.0%	12.5%
Income from operations	6,061	10,438	(41.9)%	2.5%	4.7%
Interest expense	—	(51)	(100.0)%	0.0%	0.0%
Interest income	347	208	66.8%	0.1%	0.1%
Other expense	(963)	(2,057)	(53.2)%	0.4%	0.9%
Income before income taxes	5,445	8,538	(36.2)%	2.3%	3.9%
Income tax expense (1)	(2,633)	(6,836)	(61.5)%	48.4%	80.1%
Income from investment in unconsolidated joint venture	—	31	(100.0)%	0.0%	0.0%
Net income	2,812	1,733	62.3%	1.2%	0.8%

Net income per share - basic	$0.23	$0.14	62.9%
Net income per share - diluted	$0.23	$0.14	61.7%
Average shares outstanding-basic	12,249	12,297	(0.4)%
Average shares outstanding-diluted	12,341	12,299	0.3%

Notes

(1)	Percent of sales column for income tax expense is calculated as a % of income before income taxes.

(2)

See back of this presentation for our Reconciliation of Selected Income Statement Information to Adjusted Results for the nine-month period ending January 30, 2022, which includes certain adjustments to income tax expense.

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

CULP, INC.

CONSOLIDATED BALANCE SHEETS

JANUARY 30, 2022, JANUARY 31, 2021, AND MAY 2, 2021

Unaudited

(Amounts in Thousands)

	Amounts
	(Condensed)	(Condensed)			(Condensed)
	January 30,	January 31,	Increase (Decrease)		* May 2,
	2022	2021	Dollars	Percent	2021
Current assets
Cash and cash equivalents	$11,780	35,987	(24,207)	(67.3)%	37,009
Short-term investments - Held-To-Maturity	1,315	9,785	(8,470)	(86.6)%	3,161
Short-term investments - Available for Sale	438	5,548	(5,110)	(92.1)%	5,542
Accounts receivable	38,998	36,397	2,601	7.1%	37,726
Inventories	73,133	57,794	15,339	26.5%	55,917
Current income taxes receivable	367	—	367	100.0%	—
Other current assets	4,419	3,116	1,303	41.8%	3,852
Total current assets	130,450	148,627	(18,177)	(12.2)%	143,207
Property, plant & equipment, net	42,778	42,385	393	0.9%	44,003
Right of use assets	16,595	6,206	10,389	167.4%	11,730
Intangible assets	2,722	3,098	(376)	(12.1)%	3,004
Long-term investments - Rabbi Trust	9,223	8,232	991	12.0%	8,415
Long-term investments - Held-To-Maturity	8,677	512	8,165	N.M.	1,141
Deferred income taxes	500	640	(140)	(21.9)%	545
Investment in unconsolidated joint venture	—	1,723	(1,723)	(100.0)%	—
Other assets	622	555	67	12.1%	2,035
Total assets	$211,567	211,978	(411)	(0.2)%	214,080
Current liabilities
Accounts payable - trade	46,690	44,946	1,744	3.9%	42,540
Accounts payable - capital expenditures	33	240	(207)	(86.3)%	348
Operating lease liability - current	3,295	2,273	1,022	45.0%	2,736
Deferred revenue	518	228	290	127.2%	540
Accrued expenses	8,446	13,574	(5,128)	(37.8)%	14,839
Income taxes payable - current	240	1,129	(889)	(78.7)%	229
Total current liabilities	59,222	62,390	(3,168)	(5.1)%	61,232
Operating lease liability - long-term	7,848	4,179	3,669	87.8%	6,821
Income taxes payable - long-term	3,099	3,325	(226)	(6.8)%	3,326
Deferred income taxes	5,484	5,543	(59)	(1.1)%	5,330
Deferred compensation	9,180	8,179	1,001	12.2%	8,365
Total liabilities	84,833	83,616	1,217	1.5%	85,074
Shareholders' equity	126,734	128,362	(1,628)	(1.3)%	129,006
Total liabilities and shareholders' equity	$211,567	211,978	(411)	(0.2)%	214,080
Shares outstanding	12,218	12,308	(90)	(0.7)%	12,313

* Derived from audited financial statements.

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

CULP, INC.

SUMMARY OF CASH AND INVESTMENTS

JANUARY 30, 2022, JANUARY 31, 2021, AND MAY 2, 2021

Unaudited

(Amounts in Thousands)

	Amounts

	January 30,	January 31,	May 2,
	2022	2021	2021*
Cash and Investments
Cash and cash equivalents	$11,780	$35,987	$37,009
Short-term investments - Available for Sale	438	5,548	5,542
Short-term investments - Held-To-Maturity	1,315	9,785	3,161
Long-term investments - Held-To-Maturity	8,677	512	1,141
Total Cash and Investments	$22,210	$51,832	$46,853

* Derived from audited financial statements.

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JANUARY 30, 2022, AND JANUARY 31, 2021

Unaudited

(Amounts in Thousands)

	NINE MONTHS ENDED
	Amounts
	January 30,	January 31,
	2022	2021
Cash flows from operating activities:
Net income	$2,812	$1,733
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	5,203	5,203
Amortization	417	350
Stock-based compensation	880	766
Deferred income taxes	199	3,878
Realized loss from the sale of short-term investments available for sale	28	6
Income from investment in unconsolidated joint venture	—	(31)
Foreign currency exchange loss	240	1,554
Changes in assets and liabilities:
Accounts receivable	(1,228)	(10,951)
Inventories	(17,046)	(9,067)
Other current assets	(571)	(709)
Other assets	(1,404)	(57)
Accounts payable	3,865	19,615
Deferred revenue	(22)	(274)
Accrued expenses and deferred compensation	(5,130)	7,920
Income taxes	(612)	1,715
Net cash (used in) provided by operating activities	(12,369)	21,651
Cash flows from investing activities:
Capital expenditures	(5,288)	(4,320)
Proceeds from the sale of equipment	—	12
Investment in unconsolidated joint venture	—	(90)
Proceeds from the maturity of short-term investments (Held to Maturity)	3,953	3,450
Purchase of short-term and long-term investments (Held to Maturity)	(9,751)	(7,440)
Purchase of short-term investments (Available for Sale)	(4,392)	(5,036)
Proceeds from the sale of short-term investments (Available for Sale)	9,442	455
Proceeds from the sale of long-term investments (rabbi trust)	33	117
Purchase of long-term investments (rabbi trust)	(873)	(438)
Net cash used in investing activities	(6,876)	(13,290)
Cash flows from financing activities:
Payments associated with lines of credit	(3,000)	(30,772)
Proceeds associated with lines of credit	3,000	—
Payment associated with Paycheck Protection Program Loan	—	(7,606)
Dividends paid	(4,104)	(3,937)
Common stock repurchased	(1,752)	—
Common stock surrendered for payment of withholding taxes payable	(50)	(25)
Payments of debt issuance costs	(110)	(15)
Net cash used in financing activities	(6,016)	(42,355)
Effect of exchange rate changes on cash and cash equivalents	32	191
Decrease in cash and cash equivalents	(25,229)	(33,803)
Cash and cash equivalents at beginning of year	37,009	69,790
Cash and cash equivalents at end of period	$11,780	$35,987
Free Cash Flow (1)	$(18,465)	$17,123

Reconciliation of Free Cash Flow (1):

	FY 2022	FY 2021
A) Net cash (used in) provided by operating activities	$(12,369)	21,651
B) Minus: Capital Expenditures	(5,288)	(4,320)
C) Plus: Proceeds from the sale of equipment	—	12
D) Minus: Investment in unconsolidated joint venture	—	(90)
E) Plus: Proceeds from the sale of long-term investments (rabbi trust)	33	117
F) Minus: Purchase of long-term investments (rabbi trust)	(873)	(438)
G) Effects of exchange rate changes on cash and cash equivalents	32	191
Free Cash Flow	$(18,465)	17,123

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE THREE MONTHS ENDED JANUARY 30, 2022, AND JANUARY 31, 2021

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts			Percent of Total Sales
	January 30,	January 31,	% Over	January 30,	January 31,
Net Sales by Segment	2022	2021	(Under)	2022	2021
Mattress Fabrics	$38,439	38,600	(0.4)%	47.9%	48.7%
Upholstery Fabrics	41,852	40,741	2.7%	52.1%	51.3%
Net Sales	$80,291	79,341	1.2%	100.0%	100.0%

Gross Profit				Gross Profit Margin
Mattress Fabrics	$3,164	6,458	(51.0)%	8.2%	16.7%
Upholstery Fabrics	5,946	7,414	(19.8)%	14.2%	18.2%
Gross Profit	$9,110	13,872	(34.3)%	11.3%	17.5%

Selling, General and Administrative Expenses by Segment				Percent of Sales
Mattress Fabrics	$2,800	3,161	(11.4)%	7.3%	8.2%
Upholstery Fabrics	3,500	3,551	(1.4)%	8.4%	8.7%
Unallocated Corporate expenses	1,707	3,123	(45.3)%	2.1%	3.9%
Selling, General and Administrative Expenses	$8,007	9,835	(18.6)%	10.0%	12.4%

Income from operations by Segment				Operating Income Margin
Mattress Fabrics	$364	3,297	(89.0)%	0.9%	8.5%
Upholstery Fabrics	2,446	3,863	(36.7)%	5.8%	9.5%
Unallocated corporate expenses	(1,707)	(3,123)	(45.3)%	(2.1)%	(3.9)%
Income from Operations	$1,103	4,037	(72.7)%	1.4%	5.1%

Depreciation Expense by Segment
Mattress Fabrics	$1,542	1,447	6.6%
Upholstery Fabrics	190	218	(12.8)%
Depreciation Expense	$1,732	1,665	4.0%

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE NINE MONTHS ENDED JANUARY 30, 2022, AND JANUARY 31, 2021

Unaudited

(Amounts in Thousands)

	NINE MONTHS ENDED
	Amounts			Percent of Total Sales
	January 30,	January 31,	% Over	January 30,	January 31,
Net Sales by Segment	2022	2021	(Under)	2022	2021
Mattress Fabrics	$122,380	114,733	6.7%	51.4%	52.0%
Upholstery Fabrics	115,519	105,923	9.1%	48.6%	48.0%
Net Sales	$237,899	220,656	7.8%	100.0%	100.0%

Gross Profit by Segment				Gross Profit Margin
Mattress Fabrics	$16,106	18,650	(13.6)%	13.2%	16.3%
Upholstery Fabrics	16,230	19,385	(16.3)%	14.0%	18.3%
Gross Profit	$32,336	38,035	(15.0)%	13.6%	17.2%

Selling, General, and Administrative Expenses by Segment				Percent of Total Sales
Mattress Fabrics	$8,991	9,125	(1.5)%	7.3%	8.0%
Upholstery Fabrics	10,491	10,122	3.6%	9.1%	9.6%
Unallocated Corporate expenses	6,793	8,350	(18.6)%	2.9%	3.8%
Selling, General, and Administrative Expenses	$26,275	$27,597	(4.8)%	11.0%	12.5%

Income from Operations by Segment				Operating Income Margin
Mattress Fabrics	$7,115	9,525	(25.3)%	5.8%	8.3%
Upholstery Fabrics	5,739	9,263	(38.0)%	5.0%	8.7%
Unallocated corporate expenses	(6,793)	(8,350)	(18.6)%	(2.9)%	(3.8)%
Income from operations	$6,061	10,438	(41.9)%	2.5%	4.7%

Return on Capital (1)
Mattress Fabrics	12.2%	9.8%	24.5%
Upholstery Fabrics	48.4%	53.3%	(9.2)%
Unallocated Corporate	N.M.	N.M.	N.M.
Consolidated	8.0%	6.6%	21.2%

Capital Employed (1) (2)
Mattress Fabrics	$86,400	69,909	23.6%
Upholstery Fabrics	22,106	15,172	45.7%
Unallocated Corporate	3,931	753	422.0%
Consolidated	$112,437	85,834	31.0%

Depreciation Expense by Segment
Mattress Fabrics	$4,613	4,579	0.7%
Upholstery Fabrics	590	624	(5.4)%
Depreciation Expense	$5,203	5,203	—

Notes

(1)	See return on capital employed by segment pages at the back of this presentation for calculations.

(2)	The capital employed balances are as of January 30, 2022, and January 31, 2021.

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

CULP, INC.

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

FOR THE NINE MONTHS ENDED JANUARY 31, 2021

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	As Reported		January 31, 2021
	January 31,		Adjusted
	2021	Adjustments	Results
Income before income taxes	$8,538	—	8,538
Income tax expense (1)	(6,836)	4,110	(2,726)
Income from investment in unconsolidated joint venture	31	—	31
Net income	$1,733	4,110	5,843
Net income per share - basic	$0.14		$0.48
Net income per share - diluted	$0.14		$0.48
Average shares outstanding-basic	12,297		12,297
Average shares outstanding-diluted	12,299		12,299

Notes

(1)

The $4.1 million adjustment represents a $7.6 million non-cash income tax charge to record a full valuation allowance against the company’s U.S. net deferred income tax assets, partially offset by a $3.5 million non-cash income tax benefit resulting from the re-establishment of certain U.S. Federal net operating loss carryforwards in connection with U.S. Treasury regulations enacted during our first quarter of fiscal 2021 regarding Global Intangible Low Taxed Income (“GILTI”) tax provisions of the Tax Cuts and Jobs Act of 2017.

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

CULP, INC.

CONSOLIDATED STATEMENTS OF ADJUSTED EBITDA

FOR THE TWELVE MONTHS ENDED JANUARY 30, 2022, AND JANUARY 31, 2021

Unaudited

(Amounts in Thousands)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	May 2,	August 1,	October 31,	January 30,	January 30,
	2021	2021	2021	2022	2022
Net income (loss)	$1,485	$2,250	$851	$(289)	$4,297
Income tax expense	857	905	444	1,284	3,490
Interest income, net	(36)	(74)	(59)	(214)	(383)
Gain on bargain purchase	(819)	—	—	—	(819)
Depreciation expense	1,643	1,726	1,745	1,732	6,846
Amortization expense	116	121	146	150	533
Stock based compensation	485	274	435	171	1,365
Adjusted EBITDA	$3,731	$5,202	$3,562	$2,834	$15,329
% Net Sales	4.7%	6.3%	4.8%	3.5%	4.8%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	May 3,	August 2,	November 1,	January 31,	January 31,
	2020	2020	2020	2021	2021
Net (loss) income	$(27,825)	$(2,733)	$2,384	$2,082	$(26,092)
Loss before income taxes from discontinued operation	8,698	—	—	—	8,698
Income tax (benefit) expense from continuing operations	(2,237)	4,324	1,613	899	4,599
Interest income, net	(37)	(7)	(59)	(90)	(193)
Asset impairments from continuing operations	13,712	—	—	—	13,712
Depreciation expense - continuing operations	1,882	1,822	1,716	1,665	7,085
Amortization expense - continuing operations	117	118	117	115	467
Stock based compensation	(199)	126	348	292	567
Adjusted EBITDA	$(5,889)	$3,650	$6,119	$4,963	$8,843

% Net Sales	(12.4)%	5.7%	8.0%	6.3%	3.3%

% Over (Under)	N.M.	42.5%	(41.8)%	(42.9)%	73.3%

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

CULP, INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT

FOR THE TWELVE MONTHS ENDED JANUARY 30, 2022

Unaudited

(Amounts in Thousands)

	Adjusted
	Operating Income
	Twelve Months Ended	Average	Return on
	Ended	Capital	Avg. Capital
	January 30, 2022 (1)	Employed (3)	Employed (2)
Mattress Fabrics	$9,388	$76,918	12.2%
Upholstery Fabrics	8,354	17,248	48.4%
Unallocated Corporate	(10,042)	2,069	N.M.
Total	$7,700	$96,235	8.0%

Average Capital Employed	As of the three Months Ended January 30, 2022				As of the three Months Ended October 31, 2021				As of the three Months Ended August 1, 2021
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$102,940	67,702	40,925	211,567	$96,960	56,292	56,073	209,325	$96,416	55,617	60,215	212,248
Total liabilities	(16,540)	(45,596)	(22,697)	(84,833)	(18,818)	(38,560)	(23,493)	(80,871)	(21,298)	(39,983)	(21,418)	(82,699)
Subtotal	$86,400	$22,106	$18,228	$126,734	$78,142	$17,732	$32,580	$128,454	$75,118	$15,634	$38,797	$129,549
Cash and cash equivalents	—	—	(11,780)	(11,780)	—	—	(16,956)	(16,956)	—	—	(26,061)	(26,061)
Short-term investments - Available-For- Sale	—	—	(438)	(438)	—	—	(9,709)	(9,709)	—	—	(9,698)	(9,698)
Short-term investments - Held-To- Maturity	—	—	(1,315)	(1,315)	—	—	(1,564)	(1,564)	—	—	(1,661)	(1,661)
Current income taxes receivable	—	—	(367)	(367)	—	—	(613)	(613)	—	—	(524)	(524)
Long-term investments - Held-To-Maturity	—	—	(8,677)	(8,677)	—	—	(8,353)	(8,353)	—	—	(6,629)	(6,629)
Long-term investments - Rabbi Trust	—	—	(9,223)	(9,223)	—	—	(9,036)	(9,036)	—	—	(8,841)	(8,841)
Deferred income taxes - non-current	—	—	(500)	(500)	—	—	(452)	(452)	—	—	(455)	(455)
Income taxes payable - current	—	—	240	240	—	—	646	646	—	—	253	253
Income taxes payable - long-term	—	—	3,099	3,099	—	—	3,099	3,099	—	—	3,365	3,365
Deferred income taxes - non-current	—	—	5,484	5,484	—	—	4,918	4,918	—	—	4,917	4,917
Deferred compensation	—	—	9,180	9,180	—	—	9,017	9,017	—	—	8,795	8,795
Total Capital Employed	$86,400	$22,106	$3,931	$112,437	$78,142	$17,732	$3,577	$99,451	$75,118	$15,634	$2,258	$93,010

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

CULP, INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT - CONTINUED

FOR THE TWELVE MONTHS ENDED JANUARY 30, 2022

Unaudited

(Amounts in Thousands)

	As of the three Months Ended May 2, 2021				As of the three Months Ended January 31, 2021
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$97,431	54,305	62,344	214,080	$91,412	53,233	67,333	211,978
Total liabilities	(22,410)	(38,709)	(23,955)	(85,074)	(21,503)	(38,061)	(24,052)	(83,616)
Subtotal	$75,021	$15,596	$38,389	$129,006	$69,909	$15,172	$43,281	$128,362
Cash and cash equivalents	—	—	(37,009)	(37,009)	—	—	(35,987)	(35,987)
Short-term investments - Available-For- Sale	—	—	(5,542)	(5,542)	—	—	(5,548)	(5,548)
Short-term investments - Held-To- Maturity	—	—	(3,161)	(3,161)	—	—	(9,785)	(9,785)
Long-term investments - Held-To-Maturity	—	—	(1,141)	(1,141)	—	—	(512)	(512)
Long-term investments - Rabbi Trust	—	—	(8,415)	(8,415)	—	—	(8,232)	(8,232)
Deferred income taxes - non-current	—	—	(545)	(545)	—	—	(640)	(640)
Income taxes payable - current	—	—	229	229	—	—	1,129	1,129
Income taxes payable - long-term	—	—	3,326	3,326	—	—	3,325	3,325
Deferred income taxes - non-current	—	—	5,330	5,330	—	—	5,543	5,543
Deferred compensation	—	—	8,365	8,365	—	—	8,179	8,179
Total Capital Employed	$75,021	$15,596	$(174)	$90,443	$69,909	$15,172	$753	$85,834

	Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total
Average Capital Employed (3)	$76,918	$17,248	$2,069	$96,235

Notes

(1)	See last page of this presentation for calculation.

(2)

Return on average capital employed represents the last twelve months operating income as of January 30, 2022, divided by average capital employed. Average capital employed does not include cash and cash equivalents, short-term investments Available-For-Sale, and short-term and long-term investments Held-To-Maturity, long-term investments – Rabbi Trust, income taxes receivable and payable, noncurrent deferred income tax assets and liabilities, and deferred compensation.

(3)	Average capital employed was computed using the five quarterly periods ending January 30, 2022, October 31, 2021, August 1, 2021, May 2, 2021, and January 31, 2021.

(4)

Intangible assets are included in unallocated corporate for all periods presented and therefore, have no effect on capital employed and return on capital employed for our mattress fabrics and upholstery fabrics segments.

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

CULP INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT

FOR THE TWELVE MONTHS ENDED JANUARY 31, 2021

Unaudited

(Amounts in Thousands)

	Adjusted
	Operating Income
	Twelve Months	Average	Return on
	Ended	Capital	Avg. Capital
	January 31, 2021 (1)	Employed (3)	Employed (2)
Mattress Fabrics	$6,760	$69,193	9.8%
Upholstery Fabrics	9,753	18,285	53.3%
Unallocated Corporate	(10,357)	5,755	N.M.
Total	$6,156	$93,233	6.6%

Average Capital Employed	As of the three Months Ended January 31, 2021				As of the three Months Ended November 1, 2020				As of the three Months Ended August 2, 2020
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$91,412	53,233	67,333	211,978	$83,237	47,267	72,272	202,776	$79,016	41,239	64,332	184,587
Total liabilities	(21,503)	(38,061)	(24,052)	(83,616)	(21,628)	(30,287)	(23,610)	(75,525)	(14,444)	(23,644)	(20,630)	(58,718)
Subtotal	$69,909	$15,172	$43,281	$128,362	$61,609	$16,980	$48,662	$127,251	$64,572	$17,595	$43,702	$125,869
Cash and cash equivalents	—	—	(35,987)	(35,987)	—	—	(45,288)	(45,288)	—	—	(39,986)	(39,986)
Short-term investments - Available-For-Sale	—	—	(5,548)	(5,548)	—	—	(5,462)	(5,462)	—	—	(983)	(983)
Short-term investments - Held-To-Maturity	—	—	(9,785)	(9,785)	—	—	(5,005)	(5,005)	—	—	(5,092)	(5,092)
Current income taxes receivable	—	—	—	—	—	—	—	—	—	—	(782)	(782)
Long-term investments - Held-To-Maturity	—	—	(512)	(512)	—	—	(759)	(759)	—	—	(1,314)	(1,314)
Long-term investments - Rabbi Trust	—	—	(8,232)	(8,232)	—	—	(8,060)	(8,060)	—	—	(7,916)	(7,916)
Deferred income taxes - non-current	—	—	(640)	(640)	—	—	(645)	(645)	—	—	(593)	(593)
Income taxes payable - current	—	—	1,129	1,129	—	—	1,413	1,413	—	—	613	613
Income taxes payable - long-term	—	—	3,325	3,325	—	—	3,325	3,325	—	—	3,591	3,591
Deferred income taxes - non-current	—	—	5,543	5,543	—	—	6,089	6,089	—	—	5,311	5,311
Deferred compensation	—	—	8,179	8,179	—	—	8,000	8,000	—	—	7,869	7,869
Total Capital Employed	$69,909	$15,172	$753	$85,834	$61,609	$16,980	$2,270	$80,859	$64,572	$17,595	$4,420	$86,587

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

CULP INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT - CONTINUED

FOR THE TWELVE MONTHS ENDED JANUARY 31, 2021

Unaudited

(Amounts in Thousands)

	As of the three Months Ended May 3, 2020				As of the three Months Ended February 2, 2020
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$82,060	38,517	94,507	215,084	$88,641	42,248	81,251	212,140
Total liabilities	(9,239)	(20,908)	(55,239)	(85,386)	(11,586)	(18,179)	(22,279)	(52,044)
Subtotal	$72,821	$17,609	$39,268	$129,698	$77,055	$24,069	$58,972	$160,096
Cash and cash equivalents	—	—	(69,790)	(69,790)	—	—	(21,640)	(21,640)
Short-term investments - Available for Sale	—	—	(923)	(923)	—	—	(7,580)	(7,580)
Short-term investments - Held-to-Maturity	—	—	(4,271)	(4,271)	—	—	(3,171)	(3,171)
Current income taxes receivable	—	—	(1,585)	(1,585)	—	—	(776)	(776)
Current assets - Discontinued Operation	—	—	—	—	—	—	(4,738)	(4,738)
Long-term investments - Held-to-Maturity	—	—	(2,076)	(2,076)	—	—	(2,224)	(2,224)
Long-term investments - Rabbi Trust	—	—	(7,834)	(7,834)	—	—	(7,804)	(7,804)
Noncurrent income taxes receivable	—	—	—	—	—	—	(733)	(733)
Deferred income taxes - non-current	—	—	(793)	(793)	—	—	(920)	(920)
Long-term note receivable affiliated with discontinued operation	—	—	—	—	—	—	(1,800)	(1,800)
Noncurrent assets - Discontinued Operation	—	—	—	—	—	—	(9,241)	(9,241)
Current liabilities - Discontinued Operation	—	—	—	—	—	—	2,094	2,094
Line of credit - China operations	—	—	1,015	1,015	—	—	—	—
Paycheck Protection Program Loan	—	—	7,606	7,606	—	—	—	—
Income taxes payable - current	—	—	395	395	—	—	455	455
Line of credit - U.S. operations	—	—	29,750	29,750	—	—	—	—
Income taxes payable - long-term	—	—	3,796	3,796	—	—	3,442	3,442
Deferred income taxes - non-current	—	—	1,818	1,818	—	—	2,013	2,013
Deferred compensation	—	—	7,720	7,720	—	—	7,637	7,637
Non-current liabilities - Discontinued Operation	—	—	—	—	—	—	3,501	3,501
Non-controlling interest - Discontinued Operation	—	—	—	—	—	—	(253)	(253)
Total Capital Employed	$72,821	$17,609	$4,096	$94,526	$77,055	$24,069	$17,234	$118,358

	Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total
Average Capital Employed (3)	$69,193	$18,285	$5,755	$93,233

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

CULP INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT - CONTINUED

FOR THE TWELVE MONTHS ENDED JANUARY 31, 2021

Unaudited

(Amounts in Thousands)

Notes

(1)	See last page of this presentation for calculation.
(2)

Return on average capital employed represents the last twelve months operating income as of January 31, 2021, divided by average capital employed. Average capital employed does not include cash and cash equivalents, short-term investments Available-For-Sale, and short-term and long-term investments Held-To-Maturity, long-term investments–Rabbi Trust, income taxes receivable and payable, noncurrent deferred income tax assets and liabilities, long-term note receivable affiliated with discontinued operation, deferred compensation, lines of credit associated with our U.S. and China operations, Paycheck Protection Program loan, current and noncurrent assets–Discontinued Operation, current and non-current liabilities-Discontinued Operation, and non-controlling interest-Discontinued Operation.

(3)	Average capital employed was computed using the five quarterly periods ending January 31, 2021, November 1, 2020, August 2, 2020, May 3, 2020, and February 2, 2020.
(4)

Intangible assets and goodwill are included in unallocated corporate for all periods presented and therefore, have no effect on capital employed and return on capital employed for our mattress fabrics and upholstery fabrics segments.

CULP Announces Results for Third Quarter Fiscal 2022

March 2, 2022

CULP INC.

CONSOLIDATED STATEMENTS OF ADJUSTED OPERATING INCOME (LOSS)

FOR THE TWELVE MONTHS ENDED JANUARY 30, 2022, AND JANUARY 31, 2021

Unaudited

(Amounts in Thousands)

	Quarter Ended
					Trailing 12
					Months
	5/2/2021	8/1/2021	10/31/2021	01/30/2022	01/30/2022
Mattress Fabrics	$2,274	$3,611	$3,139	$364	$9,388
Upholstery Fabrics	2,613	2,267	1,028	2,446	8,354
Unallocated Corporate	(3,248)	(2,560)	(2,527)	(1,707)	(10,042)
Adjusted Operating income	$1,639	$3,318	$1,640	$1,103	$7,700

	Quarter Ended
					Trailing 12
					Months
	5/3/2020	8/2/2020	11/1/2020	01/31/2021	01/31/2021
Mattress Fabrics	$(2,764)	$1,845	$4,382	$3,297	$6,760
Upholstery Fabrics	490	2,113	3,287	3,863	9,753
Unallocated Corporate	(2,008)	(2,075)	(3,151)	(3,123)	(10,357)
Subtotal	$(4,282)	$1,883	$4,518	$4,037	$6,156
Asset Impairments	(13,712)	—	—	—	(13,712)
Adjusted Operating (loss) income	$(17,994)	$1,883	$4,518	$4,037	$(7,556)
% Over (Under)	(109.1)%	76.2%	(63.7)%	(72.7)%	N.M.

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